Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Files Definitive Proxy Materials

Special Meeting of Stockholders Scheduled for March 28, 2013

Recommends Stockholders Vote 'For' Proposed Combination with T-Mobile USA

DALLAS, February 26, 2013 -- MetroPCS Communications, Inc. (NYSE: PCS; "MetroPCS" or the "Company") today announced that it has scheduled its Special Meeting of Stockholders in connection with its proposed combination with T-Mobile USA (“T-Mobile”) for March 28, 2013, and has filed its definitive proxy statement materials with the Securities and Exchange Commission.

At the Special Meeting, MetroPCS stockholders of record as of January 31, 2013 will vote on matters relating to the combination of MetroPCS with T-Mobile. The combination of MetroPCS with T-Mobile will create the leading value wireless carrier in the United States, which will deliver an outstanding customer experience with a broad selection of affordable products and services. The combined company will be well-positioned from a competitive standpoint with significant spectrum holdings, deep nationwide network coverage and considerable network capacity. The combined company will have the scale, spectrum and financial resources to compete aggressively and successfully with the other larger U.S. wireless carriers. After a multi-year, thorough review of MetroPCS' options, with the assistance of independent financial and legal advisors, the MetroPCS board determined that this proposed combination is the best strategic alternative for MetroPCS stockholders.

MetroPCS expects to commence mailing of the proxy statement and all relevant materials to stockholders immediately. The MetroPCS board unanimously recommends that MetroPCS stockholders vote FOR all of the proposals relating to the proposed combination with T-Mobile. For information regarding the proposed combination, please visit investor.metropcs.com.

Along with the proxy materials, MetroPCS is mailing the following letter to its stockholders:

Dear Fellow Stockholder:

On March 28, 2013, MetroPCS Communications, Inc. (“MetroPCS”) will hold a Special Meeting of Stockholders to vote on the proposed combination of MetroPCS with T-Mobile USA (“T-Mobile”) to create the value leader in the U.S. wireless marketplace. MetroPCS stockholders of record as of the close of business on January 31, 2013 are entitled to vote at the Special Meeting.

The MetroPCS board of directors has unanimously concluded that the proposed combination with T-Mobile is in the best interest of MetroPCS and its stockholders. After a multi-year, thorough review of MetroPCS' options, with the assistance of independent financial and legal advisors, the MetroPCS board determined that this proposed combination is the best strategic alternative for our stockholders. The immediate cash payment you will receive and the significant ownership interest you will hold in the combined company represent a substantial premium to MetroPCS' current stock price, and your ownership in the combined company will allow you to participate in the potential synergies and value created by this combination.

We urge you to sign, date and return the enclosed YELLOW proxy card today. Your vote is very important. The MetroPCS board strongly encourages you to vote today FOR all of the proposals relating to the proposed combination. A failure to vote will have the same effect as a vote AGAINST the proposed combination. If the proposed combination is not approved, stockholders will not enjoy the compelling benefits of this combination, which could result in a loss of the value for MetroPCS stockholders represented by this proposed combination. We urge you to discard any white proxy cards, which were sent to you by a single dissident stockholder. If you previously submitted a white proxy card, we urge you to cast your vote as instructed in your YELLOW proxy card, which will revoke any earlier dated proxy card that you submitted, including any white proxy card.

T-MOBILE / METROPCS COMBINATION CREATES
SUSTAINABLE LONG TERM VALUE FOR STOCKHOLDERS

The combination of MetroPCS and T-Mobile provides you with an immediate cash payment and a meaningful stake in the significant upside of the combined company. The proposed combination will provide MetroPCS stockholders a $1.5 billion aggregate cash payment, or approximately $4.06 per share (prior to the reverse stock split that will occur in connection with the combination), as well as an approximately 26% ownership stake in the combined company. We expect MetroPCS stockholders to benefit meaningfully from the combined company's:

•
Value Leadership: The combined company will be well-positioned in the industry's fast-growing no annual contract services space - and offer an outstanding customer experience with great customer value and choice.

•
Increased Size and Scale: The combined company will be well-positioned from a competitive standpoint with significant spectrum holdings, deep nationwide network coverage and considerable network capacity.

•	Significant Synergies: The combined company will benefit from projected cost synergies of $6-7 billion net present value.

•	Strong Financial Position: The combined company will have an attractive growth profile and the financial flexibility to compete effectively.

The MetroPCS board has always been committed to pursuing options that drive stockholder value. We operate in an increasingly dynamic and competitive industry. The board clearly recognizes that the combined company provides expanded scale, spectrum and financial resources which will allow it to compete effectively with the other national U.S. wireless carriers. After an extremely thorough review and analysis of our options, which included discussions with all major spectrum holders and strategic parties and a review of our prospects for value creation on a stand-alone basis, we are confident that combining with T-Mobile represents the best opportunity at this time to drive continued stockholder value.

THE COMBINED COMPANY WILL BE
THE VALUE LEADER IN U.S. WIRELESS

We are excited about the prospects of the combined company, which will be the premier challenger in the U.S. wireless market. The combination will extend our brand into new parts of the country, provide a broad product portfolio - including Apple devices - and generate substantial additional growth in the fast-growing no contract space. Importantly, our expanded products and services and innovative pricing plans will be backed by the combined company's significant spectrum position, which will provide a foundation for a fast and reliable robust nationwide 4G LTE network. Specifically, the combined company will have:

•	A robust nationwide 4G LTE network;

•	A clear path to 4G LTE over at least a full 20x20 MHz in 90% of Top 25 metro areas - offering higher speeds and lower latency;

•	A wide selection of attractive, competitively priced plans, including contract, no contract monthly, SIM-only, pay-as-you-go and mobile broadband plans; and

•	Improved device options, service and coverage.

The combined company will have the scale, spectrum depth and financial resources to grow and create significant stockholder value. We expect the combination to produce strong financial results that will enhance stockholder value, including:

•	Compelling Growth Trajectory: Projected five-year (from 2012 to 2017) compounded annual growth rates in the range of 3% to 5% for revenues, 7% to 10% for EBITDA and 15% to 20% for free cash flow;

•	Strong Profitability: Projected EBITDA margins of 34% to 36% at the end of the five-year period; and

•	Significant Synergies: Projected cost synergies of $6-7 billion net present value, with an annual run-rate of $1.2-1.5 billion.

Many of these stockholder, customer and network benefits may not be available to MetroPCS on a standalone basis.

THE ECONOMIC TERMS OF THE COMBINATION ARE
EXTREMELY COMPELLING FOR METROPCS STOCKHOLDERS

In addition to the approximately $4.06 per share cash payment (prior to the reverse split), MetroPCS stockholders will own approximately 26% of the combined company. As a result, you will participate in the future earnings growth of the combined company, projected cost synergies and cost savings, and future appreciation in the value of the combined company's common stock. The compelling economics of the proposed combination include:

•
Significant Implied Share Price Upside of 66% - 89%: Based on an EBITDA multiple of between 5.0x and 5.5x applied to the combined company's projected 2013 EBITDA, and taking into account 1) the cash payment to MetroPCS stockholders, 2) the $6-7 billion net present value in projected cost synergies and 3) the 26% ownership interest in the combined company, the proposed combination offers MetroPCS stockholders an implied price per share between $16.54 and $18.82, or a significant premium of 66% - 89% over MetroPCS' current stock price (MetroPCS closing share price as of February 22, 2013). Further, if the combined company participates in additional consolidation in the future, you will participate in any premium resulting from a sale of more than 30% of the combined company to another party.

•
Sizable Ownership in Combined Company: MetroPCS stockholders will participate in the upside of the combined company with their 26% ownership stake, which compares favorably to ownership percentages implied by analyses conducted by financial advisors for MetroPCS. MetroPCS stockholders' equity ownership percentage in the combined company of 26% is either well above, or at the upper end of, each implied equity ownership range calculated by the financial advisor to MetroPCS' special committee of independent directors.

•
Favorable Capital Structure for Growth: The combined company's capital structure is designed to maximize stockholder value. Its gross leverage of 3.6x (defined as total adjusted debt over the combined company's 2012 EBITDA) positions stockholders to participate in any increase in the combined company's value. The gross leverage also compares favorably with the combined company's key peers and MetroPCS' historical average. The combined company also will have a strong liquidity position of approximately $2.3 billion at closing - resulting in a net leverage of 3.4x - and its extended debt maturity profile limits the combined company's refinancing risk. Deutsche Telekom's commitment to this proposed combination and the future success of the combined company is highlighted by its $15 billion loan to the combined company. This financing's approximately 7% yield is based on current market rates and value; final pricing occurs at closing pursuant to a market-based pricing mechanism disclosed in the publicly available Business

Combination Agreement. With no financing of that size available in the market at the time of announcement, Deutsche Telekom's $15 billion loan was key to facilitating the transaction. Today's approximately 7% yield is lower than MetroPCS' refinancing costs at the time of the announcement for much smaller debt quantums.

THE COMBINATION FOLLOWS AN EXTENSIVE, YEARS-LONG REVIEW OF
STRATEGIC ALTERNATIVES BY THE METROPCS BOARD AND MANAGEMENT

Before reaching an agreement to combine with T-Mobile, the MetroPCS board undertook a multi-year process to explore strategic combinations, partnerships and other alternatives to enhance stockholder value. As described more fully in the MetroPCS proxy statement, during this process, MetroPCS engaged in discussions with all major spectrum holders and strategic parties regarding potential M&A and spectrum acquisition opportunities. The MetroPCS board also weighed the growth prospects of MetroPCS as a stand-alone company, in particular focusing on the challenges MetroPCS repeatedly encountered in acquiring spectrum and the competitive disadvantages presented by its relative size and resources.

Following this review, the board determined that a combination with T-Mobile would deliver the highest value to MetroPCS stockholders, address MetroPCS' critical spectrum needs, improve its customer value proposition and strengthen its financial profile.

MAXIMIZE THE VALUE OF YOUR INVESTMENT IN METROPCS - VOTE "FOR" THE COMBINATION WITH T-MOBILE ON THE YELLOW PROXY CARD TODAY

The MetroPCS board strongly encourages you to vote your shares in favor of all of the proposals immediately by returning your YELLOW proxy card with a “FOR” vote for all proposals. The failure to vote or an abstention has the same effect as a vote against the proposed combination. If you vote against the proposed combination, there is no assurance that MetroPCS will be able to deliver the same or better stockholder value.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or call collect at (212) 929-5500.

On behalf of your board of directors, we thank you for your continued support.

Sincerely,

/s/ Roger D. Linquist
Roger D. Linquist
Chairman of the Board and Chief Executive Officer

If you have any questions, require assistance in voting your shares, or need additional copies of MetroPCS's proxy materials, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of December 31, 2012, MetroPCS had approximately 8.9 million subscribers. For more information please visit www.metropcs.com.

Additional Information and Where to Find It

This document relates to a proposed transaction between MetroPCS and Deutsche Telekom. In connection with the proposed transaction, MetroPCS filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on February 25, 2013. Security holders are urged to read carefully the definitive proxy statement and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. All documents, when filed, will be available free of charge at the SEC's website (www.sec.gov). You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval.

Participants in the Solicitation

MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about MetroPCS' directors and executive officers is available in MetroPCS' proxy statement, dated April 16, 2012, for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the definitive proxy statement carefully before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, and statements about our beliefs, opinions, projections, strategies, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions. Forward looking statements include statements regarding the prospects and value creation capability of the combined company, the projected synergies and our ability to achieve them, the value the transaction represents, the potential earnings of the combined company, the projected share upside, the projected financing costs, and any statements made regarding our strategy, prospects or future performance.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the proposed transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MetroPCS' 2011 Annual Report on Form 10-K, filed February 29, 2012, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed October 30, 2012, and other filings with the SEC available at the SEC's website (www.sec.gov). The results for any prior period may not be indicative of results for any future period.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this document, except as required by law.